UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 18, 2007

Neuro-Hitech, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-33426	20-4121393
(Commission File Number)	(I.R.S. Employer Identification No.)

One Penn Plaza, Suite 1503, New York, NY	10019
(Address of Principal Executive Offices)	(Zip Code)

(212) 594-1215
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 8.01. Other Events.

On September 18, 2007, Neuro-Hitech, Inc. (the “Company”) issued a press release announcing that Alan Kestenbaum, a director of the Company has adopted a pre-arranged stock trading plan to sell up to 120,000 shares of the Company’s common stock. The plan was established as part of Mr. Kestenbaum’s individual long-term strategy for asset diversification and liquidity. The plan was adopted in accordance with the guidelines specified under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and the Company’s policies regarding stock transactions.

Under his plan, Mr. Kestenbaum may sell up to 120,000 shares of the Company’s common stock beginning in September 2007. Mr. Kestenbaum’s plan is scheduled to terminate in December 2007.

The transactions under the plan will be disclosed publicly through Form 144 and Form 4 filings with the Securities and Exchange Commission.

Rule 10b5-1 permits individuals who are not in possession of material, non-public information at the time the plan is adopted to establish pre-arranged plans to buy or sell company stock. Using these plans, individuals can prudently and gradually diversify their investment portfolios over an extended period of time.

The press release announcing the adoption of this plan is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release dated September 18, 2007 issued by Neuro-Hitech, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEURO-HITECH, INC.

Date: September 18, 2007	By:	/s/ David Barrett
David Barrett
Chief Financial Officer